UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 4, 2018

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 if the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On June 4, 2018, Albertsons Companies, Inc. (the “Company”) issued a press release announcing its proposed offering of floating rate senior secured notes due 2024 (the “Floating Rate Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended and outside the United States in accordance with Regulation S under the Securities Act. On June 6, 2018, the Company issued a separate press release announcing the pricing of the offering of $750 million aggregate principal amount of its Floating Rate Notes. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated in this Item 8.01 by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated June 4, 2018
99.2	Press Release dated June 6, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

Dated: June 7, 2018	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President & General Counsel